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                                                                    Exhibit 23.4


                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-112606 of Hanmi Financial Corporation of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of Hanmi Financial Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

                                              /s/  DELOITTE & TOUCHE LLP


Los Angeles, California
February 23, 2004